                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                            OSI PHARMACEUTICALS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)      Title of each class of securities to which transaction
                  applies:
                          ------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                  ----------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:
                                 -----------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
                                         ---------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         (3)      Filing Party:
                               -------------------------------------------------

         (4)      Date Filed:
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

                         OSI Pharmaceuticals Letterhead

                                                                February 4, 2002

Dear Stockholders:

     It is a pleasure to invite you to the annual meeting of stockholders of OSI Pharmaceuticals, Inc., which will be held at OSI Pharmaceuticals, Inc., 58 South Service Road, Suite 110, Melville, New York 11747, on Wednesday, March 13, 2002, at 10:30 a.m. Eastern Standard Time. Information about the matters to be voted upon at the meeting is in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     In addition to the matters to be voted upon at the meeting there will be a presentation on recent developments relating to the Corporation. Specific directions to the meeting may be obtained by calling or writing Ms. Kathy Galante, Manager, Corporate Communications, at OSI Pharmaceuticals, Inc., 58 South Service Road, Suite 110, Melville, New York 11747, telephone no. (631) 962-2000.

     In order to assure that a quorum is present at the meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You may revoke the proxy granted in the proxy card at any time prior to its being voted by filing with the Secretary of the Corporation either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person.

     OSI's Annual Report to Stockholders for the fiscal year ended September 30, 2001, is being distributed to stockholders with the attached Proxy Statement.

                                          Sincerely,

                                          /s/ Colin Goddard

                                          COLIN GODDARD, PH.D.
                                          Chairman of the Board and
                                          Chief Executive Officer

OSI PHARMACEUTICALS, INC. 58 South Service Road, Suite 110 Melville, New York 11747 phone 631.962.2000 facsimile 631.752.3880

                           OSI PHARMACEUTICALS, INC.
                        58 SOUTH SERVICE ROAD, SUITE 110
                            MELVILLE, NEW YORK 11747

 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 ------------------------------------------------------------------------------

     The annual meeting of stockholders of OSI Pharmaceuticals, Inc. will be held at OSI Pharmaceuticals, Inc., 58 South Service Road, Suite 110, Melville, New York 11747, on Wednesday, March 13, 2002, at 10:30 a.m., for the following purposes:

     (1) to elect nine directors;

     (2) to consider and act upon a proposal to adopt OSI's 2001 Incentive and Non-Qualified Stock Option Plan;

     (3) to ratify the appointment of KPMG LLP as the independent public accountants to audit OSI's consolidated financial statements for the fiscal year ending September 30, 2002; and

     (4) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on January 23, 2002, as the record date for determining stockholders entitled to notice of and to vote at the meeting. For at least ten days prior to the meeting date, a complete list of stockholders entitled to vote at the meeting will be open to examination by stockholders for any purpose germane to the meeting during normal business hours at OSI's offices at 58 South Service Road, Suite 110, Melville, New York 11747. This list will also be available at and for the duration of the meeting on March 13, 2002.

                                          By Order of the Board of Directors,

                                          /s/ ROBERT L. VAN NOSTRAND
                                          ROBERT L. VAN NOSTRAND
                                          Secretary

February 4, 2002

                                   IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. RETURNING A PROXY WILL NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

                           OSI PHARMACEUTICALS, INC.
                        58 SOUTH SERVICE ROAD, SUITE 110
                            MELVILLE, NEW YORK 11747

                                PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of OSI
Pharmaceuticals, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders to be held on March 13, 2002, and any adjournment or adjournments thereof. A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about February 4, 2002.

     Only holders of record of OSI's common stock at the close of business on January 23, 2002, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, OSI had issued and outstanding 36,125,522 shares of common stock, which are the only securities of the Corporation entitled to vote at the meeting. Each share is entitled to one vote.

     The presence at the meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting will be necessary to constitute a quorum. If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock held by such broker will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock returns a signed proxy, the shares of common stock held by such broker will be considered present at the meeting and will be counted toward establishing a quorum, whether or not the broker has discretionary authority to vote on each matter. If a signed proxy is received from a broker that does not have discretionary authority to vote on one or more matters, the proxy will be considered a "broker non-vote" for that matter and will have the effects described in the following paragraph.

     Assuming a quorum is present, (i) the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the matter will be required for the election of directors, (ii) the majority of the votes cast by the holders of the issued and outstanding shares of common stock present, in person or by proxy, and entitled to vote on the matter will be required for the approval of the adoption of the 2001 Incentive and Non-Qualified Stock Option Plan, and (iii) the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the matter will be required for the ratification of the appointment of the auditors for the current fiscal year. Withheld votes and abstentions will have the same effect as "no" votes on the outcome of the election of directors or the ratification of the appointment of the auditors for the current fiscal year. Abstentions and broker non-votes will have no effect on the outcome of the proposal for the adoption of the 2001 Incentive and Non-Qualified Stock Option Plan.

     Stockholders who execute proxies may revoke them by giving written notice to the Secretary of the Corporation at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder attending the meeting notifies the Secretary of the Corporation, in writing, of the revocation of the proxy at any time prior to the voting of the proxy.

     The Board of Directors does not know of any matter other than the election of directors, the adoption of the 2001 Incentive and Non-Qualified Stock Option Plan and the ratification of the appointment of the auditors for the current fiscal year that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment. All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, and where a choice is specified as to the proposal, in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors intend to vote (i) FOR the nominees for election as directors of the Corporation named in this Proxy Statement under the caption "Election of Directors", (ii) FOR the adoption of the 2001 Incentive and Non-Qualified Stock Option Plan, and (iii) FOR the ratification of the appointment of KPMG LLP as the independent public accountants to audit the Corporation's consolidated financial statements for the fiscal year ending September 30, 2002.

     OSI will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of the Corporation (who will not be specifically compensated for such services) may solicit proxies by telephone. OSI has also engaged Georgeson Shareholder, Inc. to assist in the solicitation of proxies from stockholders. The cost of such services is expected to be approximately $7,000, plus reimbursement of reasonable out-of-pocket expenses.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of December 31, 2001 (except where otherwise noted), regarding the beneficial ownership of common stock by (i) all persons who, to OSI's knowledge, own more than 5% of the outstanding shares of common stock, (ii) each director and nominee for director,
(iii) each named executive officer, and (iv) all directors and officers as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                                              NO. OF SHARES OF    PERCENT OF
NAME AND ADDRESS                                                COMMON STOCK       CLASS(1)
----------------                                              ----------------    ----------
Janus Investment Fund.......................................     3,137,675(2)        8.70%
  100 Filmore Street
  Denver, Colorado 80206

FMR Corp....................................................     3,041,090(3)        8.43%
  82 Devonshire Street
  Boston, Massachusetts 02109-6995

Capital Research and Management.............................     2,125,000(4)        5.89%
  333 South Hope Street, 55th Floor
  Los Angeles, California 90071-1447

Nicholas G. Bacopoulos, Ph.D. ..............................       175,002(5)           *
G. Morgan Browne............................................        91,794(6)           *
Arthur M. Bruskin, Ph.D. ...................................       110,087(7)           *
Geoffrey Cooper, Ph.D. .....................................        62,711(8)           *
John H. French, II..........................................        58,694(9)           *
Edwin A. Gee, Ph.D. ........................................        26,394(10)          *
Colin Goddard, Ph.D. .......................................       335,831(11)          *
Daryl K. Granner, M.D. .....................................        97,788(12)          *
Walter M. Lovenberg, Ph.D. .................................       111,667(13)          *
Viren Mehta.................................................       107,452(14)          *
Sir Mark Richmond, Ph.D. ...................................        75,000(15)          *
John P. White...............................................        98,394(16)          *
Barbara A. Wood, Esq. ......................................            --             --
All directors and executive officers as a group (16
  persons)..................................................     1,510,256(17)       4.02%

---------------
  * Represents ownership that does not exceed 1% of the outstanding shares of OSI's common stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable, or exercisable within 60 days, are deemed beneficially owned by the person holding such options and warrants. The percent of the outstanding shares of OSI's common stock for any person or group who, as of December 31, 2001, beneficially owned any shares pursuant to options which are exercisable within 60 days of December 31, 2001, is calculated assuming all such options have been exercised in full and adding the number of shares subject to such options to the total number of shares issued and outstanding on December 31, 2001, for such individual.

 (2) The number of shares is based on information provided by Janus Investment Fund as of October 24, 2001.

 (3) The number of shares is as of December 31, 2000 and is based on information provided in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001. FMR Corp.

indirectly holds the shares on behalf of its direct and indirect subsidiaries, consisting of Fidelity Management & Research Company, Fidelity Management Trust Company and Fidelity International Limited. FMR Corp. has sole dispositive power with respect to all of the shares.

 (4) The number of shares is as of December 29, 2000 and is based on information provided in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001.

 (5) Consists entirely of shares that may be acquired at or within 60 days of December 31, 2001, pursuant to the exercise of outstanding options. Dr. Bacopoulos resigned his position as President and Head of Research and Development on January 22, 2002 and as an employee effective February 1, 2002.

 (6) Includes 66,394 shares that may be acquired at or within 60 days of December 31, 2001, pursuant to the exercise of outstanding options. Also includes 400 shares owned by Mr. Browne's wife, as to which Mr. Browne disclaims beneficial ownership.

 (7) Includes 107,165 shares that may be acquired at or within 60 days of December 31, 2001, pursuant to the exercise of outstanding options.

 (8) Includes 61,224 shares that may be acquired at or within 60 days of December 31, 2001, pursuant to the exercise of outstanding options.

 (9) Includes 39,194 shares that may be acquired at or within 60 days of December 31, 2001, pursuant to the exercise of outstanding options.

(10) Consists entirely of shares that may be acquired at or within 60 days of December 31, 2001, pursuant to the exercise of outstanding options.

(11) Includes 329,341 shares that may be acquired at or within 60 days of December 31, 2001, pursuant to the exercise of outstanding options.

(12) Consists entirely of shares that may be acquired at or within 60 days of December 31, 2001, pursuant to the exercise of outstanding options.

(13) Includes 106,667 shares that may be acquired at or within 60 days of December 31, 2001, pursuant to the exercise of outstanding options.

(14) Includes 75,000 shares that may be acquired at or within 60 days of December 31, 2001, pursuant to the exercise of outstanding options. Also includes 32,452 shares owned by Mehta Partners, LLC, of which Dr. Mehta is a controlling member.

(15) Consists entirely of shares that may be acquired at or within 60 days of December 31, 2001, pursuant to the exercise of outstanding options.

(16) Includes 72,394 shares that may be acquired at or within 60 days of December 31, 2001, pursuant to the exercise of outstanding options.

(17) Includes 1,384,684 shares that may be acquired at or within 60 days of December 31, 2001, pursuant to the exercise of outstanding options.

                             ELECTION OF DIRECTORS

     At the meeting, nine directors are to be elected, each to hold office (subject to OSI's Bylaws) until the next annual meeting of stockholders and until his respective successor has been elected and qualified. The nominees for election to the Board of Directors are named in the table below. If any nominee listed in the table below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee selected by management prior to or at the meeting, or for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees has been furnished by them to the Corporation as of December 31, 2001.

                  NAME                     AGE           POSITION(S) WITH THE CORPORATION
                  ----                     ---           --------------------------------
Colin Goddard, Ph.D. ....................  42    Chairman of the Board and Chief Executive Officer
Edwin A. Gee, Ph.D. .....................  81    Chairman Emeritus of the Board and Director
G. Morgan Browne.........................  66    Director
John H. French, II.......................  70    Director
Daryl K. Granner, M.D. ..................  65    Director
Walter M. Lovenberg, Ph.D. ..............  67    Director
Viren Mehta..............................  51    Director
Sir Mark Richmond, Ph.D. ................  70    Director
John P. White............................  55    Director

BIOGRAPHICAL INFORMATION

     COLIN GODDARD, PH.D., was appointed Chairman of the Board in August 2000 and Chief Executive Officer of the Corporation in October 1998. He served as President from September 1997 to September 2000; Executive Vice President and Chief Operating Officer from September 1996 to September 1997; Vice President, Research Operations from April 1995 to September 1996; Vice President, Research Operations, Pharmaceutical Division from December 1993 to April 1995; Director, Pharmaceutical Operations from April 1993 to December 1993; Director, Drug Discovery from April 1992 to April 1993; and Program Manager, Drug Discovery from April 1991 to April 1992. Dr. Goddard joined the Corporation as a scientist in January 1989. Dr. Goddard was instrumental in the development of the Corporation's oncology franchise and fully integrated drug discovery and development operations and has led the Corporation's corporate development, acquisition and financing efforts in recent years. Dr. Goddard was elected Chairman of the New York Biotechnology Association in January 2001. Before joining the Corporation, Dr. Goddard spent four years at the National Cancer Institute in Bethesda, Maryland. Dr. Goddard trained as a cancer pharmacologist in Birmingham, U.K. receiving his Ph.D. from the University of Aston, Birmingham, U.K. in September 1985. Dr. Goddard has served as a member of the Board of the Corporation since October 1998.

     EDWIN A. GEE, PH.D., a director of the Corporation since November 1985, served as President, Chairman of the Board and Chief Executive Officer of International Paper Company from 1978 until his retirement in April 1985. Prior to 1978, Dr. Gee was a Senior Vice President, member of the Executive Committee and Director of E.I. du Pont de Nemours and Company. Dr. Gee serves as a member of the Board of Directors of Biocryst Pharmaceuticals, Inc. Dr. Gee is also past Director of Salomon Brothers Fund, Inc., the Salomon Brothers Investors Fund, Inc. and the Salomon Brothers Capital Fund, Inc. He is also a past Director of Cambrex Corporation, Bethlehem Steel Corporation, American Home Products and Air Products and Chemicals. Dr. Gee served as an Executive Officer of the Corporation, holding the position of Chairman of the Board of the Corporation from April 1987 until March 1990. From March 1990 to December 1997, Dr. Gee was Chairman of the Board, but no longer served as an officer of the Corporation. As of December 1997, Dr. Gee was elected Chairman Emeritus of the Board of the Corporation.

     G. MORGAN BROWNE has been Chief Financial Officer of Cold Spring Harbor Laboratory since January 2001 and was Administrative Director from June 1985 to December 2000. Prior to June 1985, Mr. Browne provided management services to a series of scientifically based companies, individually and as an Associate of Laurent Oppenheim Associates, Industrial Management Consultants. He was Chairman and Director of Specialty Composites Corp., Newark, Delaware and Vice President Finance and a Director of Lunn

Industries, Inc., Wyandanch, New York. He is presently a Director of Harris & Harris Group, Inc. Mr. Browne currently serves as a trustee of the Corporation's 401(k) Savings and Investment Plan. Mr. Browne became a director of the Corporation in March 1993.

     JOHN H. FRENCH, II, has been Vice Chairman of Southern Pacific Petroleum N.L. (U.S.) for the past nine years and Vice Chairman of Company of the Far Countries since 1998. Mr. French currently serves as a trustee of the Corporation's 401(k) Savings and Investment Plan. Mr. French became a director of the Corporation in July 1988.

     DARYL K. GRANNER, M.D., is a professor of Molecular Physiology and Biophysics and of Internal Medicine at Vanderbilt University. Dr. Granner served as Chairman of Molecular Physiology/Biophysics at Vanderbilt University from July 1984 to August 1998. From July 1970 to June 1984, he was a professor of Internal Medicine and Biochemistry at the University of Iowa, where he directed the Division of Endocrinology and Diabetes and the Iowa Diabetes Center. Dr. Granner directs the Vanderbilt Diabetes Center and is an acknowledged authority in the mechanism of insulin action and the pathophysiology of diabetes mellitus. He has served on numerous national advisory panels. Dr. Granner has been a Director of the Corporation since September 1996. Dr. Granner has also served as a scientific consultant to the Corporation since 1992.

     WALTER M. LOVENBERG, PH.D., was an Executive Vice President and member of the Board of Directors of Marion Merrell Dow Inc. from September 1989 through August 1993. Dr. Lovenberg served as President of the Marion Merrell Dow Research Institute from September 1989 to August 1993 and Vice President from September 1986 through August 1989. Dr. Lovenberg has received the Fulbright-Hayes Senior Scholar Award, the Public Health Service Superior Service Award and the Third International Award for Research on Adult Diseases. Dr. Lovenberg currently is President of Lovenberg Assoc. Dr. Lovenberg currently serves as a member of the Board of Directors of eXegenics, Inc., Merrimack Pharmaceutics, Inc., and Inflazyme, Inc., and the Scientific Advisory Board of Guilford Pharmaceuticals, Inc. Dr. Lovenberg served as a member of the Board of Directors of Xenometrix, Inc. from May 1992 to March 2001. Dr. Lovenberg served as Chief Executive Officer of Helicon Therapeutics, Inc. from July 1997 to December 1999. Dr. Lovenberg is also a Director of the following private companies: Helicon Therapeutics, Inc., Atlantic Biopharmaceuticals, Inc., Proquest Pharmaceuticals, Inc. and Virogen, Ltd. Dr. Lovenberg has served as a consultant to the Corporation since October 1993. Dr. Lovenberg became a director of the Corporation in March 1994.

     VIREN MEHTA has been a strategic and financial advisor to the Corporation since April 1995. Dr. Mehta is the founder and managing member of Mehta Partners, LLC, providing investment, and strategic and financial advice to the global pharmaceutical and biotechnology industries, since January 1997. Prior to that, Dr. Mehta was a partner of Mehta and Isaly from July 1989 to December 1998. He was also a part of the strategic planning team of the International Division of Merck & Co. Dr. Mehta became a director of the Corporation in November 1999. Dr. Mehta obtained his Ph.D. in Pharmacy from the University of Southern California and his MBA in International Finance and Marketing from UCLA. Dr. Mehta works with investors and senior managers in the pharmaceutical and biotechnology industry.

     SIR MARK RICHMOND, PH.D., currently holds a position as a senior fellow at University College, London. From November 1993 to February 1996, Sir Mark served as the Head of Research and Special Assignments, Research Directorate, at Glaxo Research & Development, Ltd. Prior to that, from August 1981 to October 1990, he was the Vice Chancellor of the University of Manchester, and served as the Chairman of the Science and Engineering Research Council, the leading government funded agency supporting academic research in the United Kingdom from October 1990 to November 1993. Sir Mark is a non-executive director of a number of biotechnology companies in the U.S. and Europe, including Genentech, Inc. and presently serves as the Chairman of Cancer Research Campaign Technology of Genentech, Inc. He is also a consultant in the biotechnology and pharmaceutical industries. Sir Mark became a director of the Corporation in April 2000.

     JOHN P. WHITE is a partner of Cooper & Dunham LLP, a New York City law firm specializing in patent, trademark and related intellectual property matters, and has been associated with the firm since February 1977. Mr. White is a member of numerous professional organizations, both legal and scientific, and has written and lectured extensively on the subject of legal protection for biotechnology. Mr. White has been a director of the Corporation since May 1985.

GENERAL INFORMATION

     OSI's directors are elected at the annual meeting of stockholders and hold office (subject to the Bylaws) until the next annual meeting of stockholders and until their successors are elected and qualified. Each of the nominees named above was elected as a director of the Corporation at the annual meeting of stockholders held on March 14, 2001.

     The Board of Directors held eight (8) meetings during the last fiscal year. None of the directors attended fewer than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors held during the period he was a director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

     The Board of Directors has an Executive Committee, which currently consists of Drs. Gee, Goddard, Lovenberg and Mehta and Mr. White. The Executive Committee held one (1) meeting during the last fiscal year. The principal function of the Executive Committee is to exercise all the power and authority of the Board of Directors between meetings of the Board of Directors.

     The Board of Directors has a Nominating Committee, which currently consists of Drs. Gee, Goddard and Mehta and Mr. White. The Nominating Committee held two
(2) meetings, one (1) of which was a joint meeting with the Compensation Committee, during the last fiscal year. The principal function of the Nominating Committee is to review and select candidates for nomination to the Board of Directors. In fulfilling this responsibility, the Nominating Committee considers recommendations received from stockholders and other qualified sources. Stockholders may submit recommendations with regard to nominees for election to the Board of Directors by notice in writing, received by the Secretary of the Corporation at least 45 days prior to the date on which OSI first mailed its proxy materials for the prior year's annual meeting of stockholders, or, if OSI did not have an annual meeting of stockholders in the prior year, 90 days prior to the date of the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, and
(iii) the number of shares of stock of OSI which are beneficially owned by each such nominee.

     The Compensation Committee of the Board of Directors currently consists of Drs. Gee, Lovenberg and Richmond and Messrs. French and White. The Compensation Committee held five (5) meetings, one (1) of which was a joint meeting with the Nominating Committee, during the last fiscal year. The Compensation Committee is authorized, subject to the Certificate of Incorporation and Bylaws and the Delaware General Corporation Law, to exercise all power and authority of the Board of Directors with respect to the compensation of OSI's employees. The Compensation Committee also addresses a variety of organizational matters with respect to the Corporation and its employees. The Compensation Committee also administers OSI's stock option plans.

     The Audit Committee of the Board of Directors currently consists of Drs. Gee and Granner and Messrs. Browne and French. All four Audit Committee members are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee held four (4) meetings during the last fiscal year. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities to the stockholders, potential stockholders and investment community by overseeing OSI's financial statements, including the financial reporting processes, internal accounting and financial controls. The Audit Committee reviews the results of the audit performed by OSI's independent auditors before the Annual Report on Form 10-K is filed with the Securities and Exchange Commission. The Audit Committee also monitors OSI's management by confirming that management has established and maintained processes to assure compliance by OSI with all applicable laws, regulations and OSI's policies. In so doing, it is the responsibility of the Audit Committee to foster free and open means of communication between the directors, independent auditors and OSI's management.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS NAMED ABOVE.

                     EXECUTIVE OFFICERS OF THE CORPORATION

     The names and ages of the executive officers of the Corporation and their positions with the Corporation as of January 23, 2002 are as follows:

                   NAME                     AGE             POSITION(S) WITH THE CORPORATION
                   ----                     ---             --------------------------------
Colin Goddard, Ph.D. .....................  42    Chairman of the Board since August 2000 and Chief
                                                  Executive Officer since October 1998; President from
                                                  September 1997 to September 2000; Executive Vice
                                                  President and Chief Operating Officer from September
                                                  1996 to September 1997; Vice President, Research
                                                  Operations from April 1995 to September 1996; Vice
                                                  President, Research Operations, Pharmaceutical
                                                  Division from December 1993 to April 1995; Director,
                                                  Pharmaceutical Operations from April 1993 to
                                                  December 1993; Director, Drug Discovery from April
                                                  1992 to April 1993; Program Manager, Drug Discovery
                                                  from April 1991 to April 1992; Staff Scientist from
                                                  January 1989 to March 1991.
Arthur M. Bruskin, Ph.D...................  46    Executive Vice President, Global Research since
                                                  August 2001; Executive Vice President,
                                                  Pharmaceutical Operations from October 1999 to
                                                  August 2001; Executive Vice President, Drug
                                                  Discovery from April 1998 to September 1999; Senior
                                                  Vice President, Drug Discovery from October 1996 to
                                                  April 1998; Vice President, Drug Discovery from
                                                  April 1995 to September 1996; Director, Drug
                                                  Discovery from July 1994 to March 1995; Director,
                                                  Cancer Research from April 1992 to June 1994;
                                                  Director, Molecular Genetics from October 1991 to
                                                  March 1992.
Nicole Onetto, M.D........................  49    Executive Vice President, Oncology Division Head
                                                  since January 2002.
Linda E. Amper, Ph.D......................  45    Vice President, Human Resources and Administration
                                                  since April 2001.
Eric W. Collington, Ph.D..................  56    Vice President, Corporate Strategic Affairs since
                                                  January 2001; Vice President, Chemistry from
                                                  September 1996 to January 2001.
Geoffrey Cooper, Ph.D.....................  53    Vice President, Business Development since June
                                                  1998.
Robert L. Simon...........................  57    Vice President, Global Regulatory Affairs since
                                                  January 2002.
Robert L. Van Nostrand....................  44    Vice President and Chief Financial Officer since
                                                  December 1996; Vice President, Finance and
                                                  Administration from May 1990 to November 1996;
                                                  Treasurer since March 1992; Secretary since March
                                                  1995; Controller and Chief Accounting Officer from
                                                  September 1986 to May 1990.
Barbara A. Wood, Esq. ....................  39    General Counsel since April 2001.

     Set forth below is a biographical description of each executive officer based on information supplied by such executive officer:

     COLIN GODDARD, PH.D., see "Election of Directors."

     ARTHUR M. BRUSKIN, PH.D., was appointed Executive Vice President, Global Research in August 2001, having previously served as Executive Vice President, Pharmaceutical Operations from October 1999 to August 2001, Executive Vice President, Drug Discovery from April 1998 to September 1999 and Senior Vice President, Drug Discovery from October 1996 to April 1998. Dr. Bruskin joined Applied BioTechnology in July 1987 and became Director of Cancer Research at OSI following the acquisition of Applied BioTechnology by OSI in 1991. Prior to joining OSI, Dr. Bruskin spent three years as a post doctoral fellow in the lab of Nobel Laurate Dr. Michael Bishop, at the University of California, San Francisco, studying the molecular mechanisms of the activation of oncogenes. Dr. Bruskin obtained his Ph.D. in cellular and molecular biology at Indiana University, Bloomington, Indiana. Dr. Bruskin served as Vice President of Anaderm Research Corp. from October 1996 to November 2001. Dr. Bruskin has served as Vice President of Helicon Therapeutics, Inc. since July 1997.

     DR. NICOLE ONETTO, M.D., was appointed Executive Vice President, Oncology Division Head of OSI in January 2002. Prior to this, Dr. Onetto served approximately two years with Gilead Sciences, Inc. as Senior Vice President Medical Affairs from November 2000 to December 2001 and as Vice President Medical Affairs from July 1999 to November 2000. Prior to the merger of Gilead and NeXstar Pharmaceuticals, Inc., Dr. Onetto was Vice President Medical Affairs for NeXstar. At NeXstar she was responsible for the strategy/ implementation and coordination of all clinical trials worldwide bringing many potential products into development. From January 1995 to May 1997, she served as Senior Director Medical Affairs for the European oncology division of Bristol-Myers Squibb
(BMS). During her European assignment at BMS, she was responsible for the coordination of all European oncology clinical trials from Phase I to Phase IV for all BMS oncology products. From July 1991 to January 1995, Dr. Onetto was Director, Clinical Cancer Research for BMS based in the United States, and she was the International Project Leader for Taxol(R). She was responsible for the filing of the initial NDA for Taxol(R) and several supplemental NDA's. Before this appointment, she held positions at Immunex Research and Development Corp and Hoechst Canada, Inc. Dr. Onetto studied at the University of Paris where she received her Bachelor's degree. She holds a Doctorate in medicine and is qualified in pediatrics and hematology oncology and also has a Master of Science from the University of Montreal. Dr. Onetto has received many awards throughout her fine career.

     LINDA E. AMPER, PH.D., was appointed Vice President, Human Resources and Administration of OSI in April 2001. Prior to this, Dr. Amper served 23 years with the New York Blood Center in various capacities, most recently as Vice President, Human Resources from June 1995 to November 1999 and then as Executive Director of the Long Island Region from November 1999 to April 2001. Under her leadership, the Center was able to increase the blood supply on Long Island by 12% whereas the country wide average expectation is 2-3% per year. Dr. Amper holds a Bachelor of Science degree in Medical Biology, a Masters degree in Public Administration and her Ph.D. work was done in Health Care Administration.

     ERIC W. COLLINGTON, PH.D., was appointed Vice President, Corporate Strategic Affairs of OSI in January 2001, having previously served as Vice President, Chemistry from September 1996 when OSI acquired Aston Molecules Ltd. Prior to joining OSI, Dr. Collington was Research Director of Aston Molecules Ltd. from July 1996 to September 1996. Prior to that, Dr. Collington served 24 years with Glaxo Research and Development Ltd. holding senior positions including Head of Medicinal Chemistry and Deputy Head of CNS Diseases Research. He has been associated with a number of drugs that have reached the market place. Trained as an organic chemist, Dr. Collington received his Ph.D. from Keele University, England, followed by two years of post-doctoral work in the United States.

     GEOFFREY COOPER, PH.D., was appointed Vice President, Business Development of OSI in June 1998. Prior to joining OSI, Dr. Cooper was Senior Licensing Officer at Tanabe Seiyaku Co., Ltd. from February 1996 to June 1998, Assistant Vice President, Worldwide Licensing at Wyeth-Ayerst Laboratories from January 1995 to January 1996, and Senior Director, Licensing at American Cyanamid Lederle Laboratories from October 1989 to January 1995. After graduating with a degree in pharmacy, Dr. Cooper received his Ph.D. in pharmaceutical chemistry from the University of Aston, Birmingham, U.K., in 1974 and conducted post-doctoral research in metabolic disease at University College, Cardiff, U.K., before commencing his career in the pharmaceutical industry.

     ROBERT L. SIMON was appointed Vice President, Global Regulatory Affairs of OSI in January 2002. Prior to this, Mr. Simon served with Gilead Sciences, Inc. as Vice President Global Regulatory Affairs from July 2000 to December 2001. Mr. Simon served as Vice President Worldwide Regulatory Affairs at Bristol-Myers Squibb from November 1997 to July 2000. At Bristol-Myers he was responsible for all CMC regulatory activities worldwide for both marketed products and new drug registration. From January 1987 to October 1997, Mr. Simon held various other regulatory affairs positions at Bristol-Myers Squibb. He was responsible for the filings of numerous US IND's, NDA's, AADA's and SNDA's, as well as a variety of international dossiers. During his career in regulatory affairs, he was instrumental in the creation of an electronic CMC dossier system capable of providing the CMC sections of worldwide registrational dossiers simultaneously. In addition, he successfully negotiated the approval of the CMC section of the only NDA that required an environmental impact statement. Among other achievements, Mr. Simon established, with the aid of the FDA, an efficient procedure for communication to help expedite the review and approval of the CMC sections of NDA's that are the subject of important new therapies. Mr. Simon holds a Bachelors degree in Chemistry from California State University and has had Executive Management training from the Levinson Institute. He also helped co-found the Regulatory Section of the American Association of Pharmaceuticals Scientists (AAPS).

     ROBERT L. VAN NOSTRAND was appointed Vice President and Chief Financial Officer of OSI in December 1996, having previously served as Vice President, Finance and Administration. Mr. Van Nostrand has served as Treasurer of OSI since March 1992 and Secretary of OSI since March 1995. Mr. Van Nostrand joined OSI as Controller and Chief Accounting Officer in September 1986. Prior to joining OSI, Mr. Van Nostrand was in a managerial position with the accounting firm of Touche Ross & Co. Mr. Van Nostrand holds a Bachelor of Science in Accounting from Long Island University, New York, and he completed advanced management studies at the Wharton School, Philadelphia, Pennsylvania. He is a Certified Public Accountant.

     BARBARA A. WOOD, ESQ., was appointed General Counsel of OSI in April 2001. Prior to joining OSI, Ms. Wood was a partner at Squadron, Ellenoff, Plesent and Sheinfeld, LLP, a New York law firm, where she commenced her legal career in September 1987. She holds a Bachelor of Arts degree in classics and economics from Connecticut College and a law degree from Columbia Law School where she was a Harlan Fiske Stone Scholar.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table sets forth a summary of all compensation paid or accrued by OSI for services rendered for the last three completed fiscal years to the chief executive officer and the four other most highly compensated executive officers serving as such at September 30, 2001 (the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                               ANNUAL COMPENSATION           COMPENSATION
                                        ----------------------------------   ------------
                                                                 OTHER        SECURITIES
                               FISCAL                            ANNUAL       UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY    BONUS(A)   COMPENSATION   OPTIONS (#)    COMPENSATION(B)
---------------------------    ------   --------   --------   ------------   ------------   ---------------
Colin Goddard, Ph.D.(c)......   2001    $488,769   $250,000                     45,000          $5,500
  Chairman of the Board and     2000     283,269    250,000           --       100,000              38
  Chief Executive Officer       1999     224,870     95,000           --        20,000           5,484

Nicholas G. Bacopoulos,
  Ph.D.(d)...................   2001    $304,856   $ 60,000           --        75,000          $5,111
  President and Head of         2000          --     75,000(e)   $200,000(f)   250,000(g)           --
  Research and Development      1999          --         --           --            --              --

Arthur M. Bruskin,
  Ph.D.(h)...................   2001    $214,769   $ 70,000           --        15,470          $6,023
  Executive Vice President,     2000     208,173     53,000           --        15,000           5,191
  Global Research               1999     192,215     48,000           --        10,000           4,924

Geoffrey Cooper, Ph.D........   2001    $178,510   $ 50,000           --        12,950          $4,888
  Vice President,               2000     167,308     50,000           --        50,000           5,019
  Business Development          1999     154,977     36,500     $ 77,017(f)     50,000           4,649

Barbara A. Wood, Esq.(i).....   2001    $120,192   $111,000(j)         --       40,000          $   --
  General Counsel               2000          --         --           --            --              --
                                1999          --         --           --            --              --

---------------
(a) Bonuses are paid subsequent to the end of the fiscal year except as otherwise noted.
(b) Represents OSI's contributions to the "401(k) Savings and Investment Plan" for all executive officers.
(c)  Dr. Goddard was named Chairman of the Board effective August 18, 2000.
(d) Dr. Bacopoulos was hired on September 28, 2000. He resigned his position as an officer on January 22, 2002 and as an employee effective February 1, 2002.
(e)  Represents a sign-on bonus paid on September 28, 2000.
(f)  Represents relocation costs.
(g) 100,000 of the options granted were issued with an exercise price equal to 50% of the fair market value on the date of grant and vested immediately upon employment on September 28, 2000.
(h) Dr. Bruskin was promoted to the position of Executive Vice President, Global Research effective August 6, 2001.
(i)  Barbara Wood was hired on April 2, 2001.
(j)  Includes $60,000 paid as a sign-on bonus on April 2, 2001.

STOCK OPTION GRANTS

     The following table sets forth grants of stock options made during the fiscal year ended September 30, 2001, to each of the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZED
                                                                                    VALUE AT ASSUMED
                                           INDIVIDUAL GRANTS                         ANNUAL RATES OF
                          ----------------------------------------------------         STOCK PRICE
                                         % OF TOTAL                                 APPRECIATION FOR
                                       OPTIONS GRANTED                                 OPTION TERM
                           OPTIONS      TO EMPLOYEES     EXERCISE   EXPIRATION   -----------------------
          NAME            GRANTED(A)   IN FISCAL YEAR     PRICE        DATE          5%          10%
          ----            ----------   ---------------   --------   ----------   ----------   ----------
Colin Goddard, Ph.D.....    45,000          5.95%         $51.80     6/13/11     $1,465,953   $3,715,014
Nicholas G. Bacopoulos,
  Ph.D.(b)..............    75,000          9.92%         $51.80     6/13/11      2,443,256    6,191,689
Arthur M. Bruskin,
  Ph.D. ................    15,470          2.05%         $51.80     6/13/11        503,962    1,277,139
Geoffrey Cooper,
  Ph.D..................    12,950          1.71%         $51.80     6/13/11        421,869    1,069,098
Barbara A. Wood,
  Esq. .................    40,000          5.29%         $35.88      4/2/11        902,464    2,287,020

---------------
(a) The options vest one-third one year from the date of grant and the remainder prorata monthly over the ensuing 24 months.
(b) Dr. Bacopoulos resigned his position as an officer on January 22, 2002 and as an employee effective February 1, 2002.

EXERCISE OF OPTIONS

     The following table sets forth (i) certain information relating to options exercised by the named executive officers during the fiscal year ended September 30, 2001, and (ii) the total number of unexercised options at September 30, 2001, and the total value of unexercised in-the-money options at September 30, 2001, for the named executive officers:

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                    AGGREGATED
                                 OPTION EXERCISES        NUMBER OF SECURITIES
                             DURING FISCAL YEAR 2001          UNDERLYING          VALUE OF UNEXERCISED
                             ------------------------     UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                               SHARES                   AT FISCAL YEAR END (#)    AT FISCAL YEAR END(A)
                              ACQUIRED       VALUE      -----------------------   ---------------------
           NAME              ON EXERCISE    REALIZED     VESTED       UNVESTED      VESTED     UNVESTED
           ----              -----------   ----------   ---------    ----------   ----------   --------
Colin Goddard, Ph.D. ......    22,000      $1,024,235    324,000      105,000     $7,827,697   $639,303
Nicholas G. Bacopoulos,
  Ph.D.(b).................        --              --    158,320      166,680      1,187,500         --
Arthur M. Bruskin,
  Ph.D. ...................    65,000       1,873,749    109,386       26,023      2,648,431    139,776
Geoffrey Cooper, Ph.D. ....    20,000         791,313     62,109       51,841      1,317,437    570,813
Barbara A. Wood, Esq. .....        --              --         --       40,000             --         --

---------------
(a) Based on the closing sale price of OSI's common stock of $32.50 per share, as reported on the Nasdaq National Market on September 28, 2001, less the exercise price.
(b) Dr. Bacopoulos resigned his position as an officer on January 22, 2002 and as an employee effective February 1, 2002.

COMPENSATION OF DIRECTORS

  Monetary Compensation

     Drs. Gee, Granner, Lovenberg, Mehta and Richmond and Messrs. Browne, French and White (comprising the non-employee directors of the Corporation) are the only current directors compensated for attendance at Board of Directors' meetings. Each non-employee director is paid a $1,500 retainer per month and $1,500 for each meeting of the Board of Directors he attends (or $1,000 for a telephonic meeting). In addition, each of these persons receives $250 for each meeting of a committee of the Board he attends that is held on the same day as a meeting of the Board of Directors, and $500 for each meeting of a committee of the Board he attends that is held on a date other than a date upon which a meeting of the Board of Directors is held.

  Formula Option Grants

     Pursuant to OSI's 1999 Incentive and Non-Qualified Stock Option Plan (the "1999 Plan"), any director who is not also an employee of the Corporation or the designee of a third party who is entitled to representation on the Board of Directors (a "Non-Employee Director") is entitled to an automatic, formula-based grant of non-qualified stock options ("NSOs"). Each Non-Employee Director who became a director prior to June 13, 2001, received an NSO to purchase 50,000 shares of common stock (the "Initial Options") upon the Non-Employee Director's initial election to the Board at a meeting of the stockholders. Subject to the approval of OSI's 2001 Incentive and Non-Qualified Stock Option Plan (the "2001 Plan") by stockholders at the annual meeting, each individual who first becomes a Non-Employee Director after June 13, 2001 will receive under the 2001 Plan an Initial Option to purchase 30,000 shares of common stock upon the Non-Employee Director's initial election to the Board at a meeting of the stockholders.

     In addition to the Initial Options, the 1999 Plan provides for the annual grant of NSOs (the "Annual Options") to Non-Employee Directors who first became directors prior to June 13, 2001 determined as follows:

                        SCHEDULE OF ANNUAL OPTION AWARDS

NUMBER OF
SHARES
UNDERLYING
ANNUAL OPTION
AWARDS                                      TIMING OF AWARDS
-------------                               ----------------
20,000..............  On the date of the Non-Employee Director's reelection to a third one-year term;
20,000..............  On the date of the Non-Employee Director's reelection to a fourth one-year term;
15,000..............  On the date of the Non-Employee Director's reelection to a fifth one-year term;
15,000..............  On the date of the Non-Employee Director's reelection to a sixth one-year term;
10,000..............  On the date of the Non-Employee Director's reelection to a seventh one-year term;
10,000..............  On the date of the Non-Employee Director's reelection to an eighth one-year term; and
10,000..............  On the date of the Non-Employee Director's reelection to a ninth one-year term.

     Subject to the approval of the 2001 Plan by stockholders at the annual meeting, under the 2001 Plan individuals who first become Non-Employee Directors after June 13, 2001 will receive Annual Options to purchase 7,500 shares of common stock upon each reelection for a one-year Board term. Except to the extent otherwise granted under similar provisions of the 1999 Plan, under the 2001 Plan, a Non-Employee Director who first became a director prior to June 13, 2001 will receive an Annual Option to purchase the greater of 7,500 shares or the amount determined under the formula in effect under the 1999 Plan.

     All Initial Options vest one-half immediately upon grant and one-half upon the Non-Employee director's reelection to the Board for a second consecutive term. All Annual Options vest one-third upon the first anniversary of its date of grant, with the remainder vesting ratably on a monthly basis over the succeeding 24 months. The exercise price of both the Initial Options and Annual Options (collectively, the "Formula

Options") is equal to 100% of the fair market value of the common stock on the date of grant. The Formula Options expire on the tenth anniversary of their respective grant dates, subject to the sooner expiration upon the occurrence of certain events set forth in the 1999 Plan or 2001 Plan, as the case may be, which are generally applicable to all options granted under the Plans. Benefits attributable to future grants of Annual Options are not determinable since such benefits depend, in part, upon the price of OSI's common stock on the date of grant.

     On March 14, 2001, each of Drs. Gee and Lovenberg and Messrs. Browne, French and White received a formula award of options covering 10,000 shares, and Dr. Granner received a formula award of options covering 15,000 shares. On November 8, 1999, Dr. Mehta received a formula award of options covering 50,000 shares. On April 9, 2000, Dr. Richmond received a formula award of options covering 50,000 shares. The grants to Drs. Mehta and Richmond were not awarded upon their election at a meeting of the stockholders but rather were awarded at the discretion of the Compensation Committee of the Board of Directors upon their election to the Board by the Board of Directors.

  Stock Purchase Plan

     Pursuant to the Corporation's Directors' Stock Purchase Plan, adopted as of March 25, 1996, all Non-Employee Directors may elect to receive up to 50% of their monthly retainer fees and up to 50% of attendance fees earned during any month in the form of shares of common stock. OSI reserved 100,000 shares of common stock for issuance under this plan.

  Other Payments

     Dr. Gee was paid $54,316 by OSI in the last fiscal year for services rendered as a general business consultant. Dr. Lovenberg was paid $40,000 by OSI in the last fiscal year for services rendered as a scientific consultant. Dr. Granner was paid $57,000 by OSI in the last fiscal year for services rendered as a scientific consultant.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

  Colin Goddard, Ph.D.

     The Corporation entered into an employment agreement, dated as of April 30, 1998, with Colin Goddard, Ph.D. The agreement has a fixed term of three years but provides for automatic extensions for additional one-year terms. The agreement provides for a minimum base salary of $192,000, plus such other amounts, if any, as the Board may from time to time determine. In addition, Dr. Goddard is eligible for incentive bonus compensation and is entitled to receive other customary fringe benefits generally available to executive employees of the Corporation. The agreement prohibits Dr. Goddard from competing with or becoming engaged in the same business as the Corporation during the term of employment plus two years thereafter. The agreement also provides Dr. Goddard with severance benefits in the event the Corporation terminates his employment other than for cause or due to Dr. Goddard's death or disability. The Corporation will be obligated to continue Dr. Goddard's salary for the twelve months immediately following the effective date of termination, unless such termination is for cause or due to death or disability. In the event Dr. Goddard terminates his employment due to a change in control of the Corporation or in the event his title, responsibilities or salary are reduced, Dr. Goddard will be entitled to full payment of his salary for the remaining term of his agreement. However, such payment will not be less than nine months salary and all outstanding stock options granted to him will become fully vested.

  Nicholas G. Bacopoulos, Ph.D.

     The Corporation entered into an employment agreement, dated as of September 28, 2000, with Nicholas G. Bacopoulos, Ph.D. The agreement has a fixed term of three years but provides for automatic extensions for additional one-year terms. The agreement provides for a minimum base salary of $300,000, plus such other amounts, if any, as the Board may from time to time determine. In addition, Dr. Bacopoulos is eligible for incentive bonus compensation and is entitled to receive other customary fringe benefits generally available to executive employees of the Corporation. The agreement prohibits Dr. Bacopoulos from competing with or becoming engaged in the same business as the Corporation during the term of employment plus two years thereafter. The agreement also provides Dr. Bacopoulos with severance benefits in the event the Corporation terminates his employment other than for cause or due to Dr. Bacopoulos' death or disability. The Corporation will be obligated to continue Dr. Bacopoulos' salary for the twelve months immediately following the effective date of termination, unless such termination is for cause or due to death or disability. In the event Dr. Bacopoulos terminates his employment due to a change in control of the Corporation or in the event his title, responsibilities or salary are reduced, Dr. Bacopoulos will be entitled to full payment of his salary for the remaining term of his agreement. However, such payment will not be less than nine months pay and all outstanding stock options granted to him will become fully vested.

  Barbara A. Wood, Esq.

     The Corporation entered into a change of control agreement, dated as of October 4, 2001, with Barbara A. Wood, Esq. The agreement provides that in the event that the Corporation is sold or merged with another company resulting in a change of control and Ms. Wood's employment is terminated (i) by the successor company other than for cause or (ii) by Ms. Wood with good reason (as defined in the agreement) within six (6) months after the change in control, Ms. Wood will receive certain benefits. The benefits Ms. Wood will receive are: (a) a lump sum severance payment equal to her annual salary for a period of twelve (12) months,
(b) all unpaid accrued vacation through the date of termination and (c) health benefits substantially similar to those she received immediately prior to the change of control for herself and her dependents for up to one (1) year after the change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During OSI's fiscal year ended September 30, 2001, the Compensation Committee consisted of Drs. Gee and Lovenberg and Messrs. French and White from October 1, 2000 through September 30, 2001 and Mr. Richmond from March 14, 2001 through September 30, 2001. Dr. Gee served as an executive officer of the Corporation from 1987 through 1990.

                         REPORT OF THE AUDIT COMMITTEE

     The Corporation's Audit Committee (the "Committee") operates pursuant to a charter approved and adopted by the Board of Directors.

     The Committee has reviewed and discussed the Corporation's audited consolidated financial statements with management. The Committee has also discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, with KPMG LLP, the Corporation's independent accountants. The Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, which requires auditors to communicate to the Audit Committee, in writing, at least annually, all relationships between the auditor and the Corporation that, in the auditor's professional judgment, may reasonably be thought to affect the auditor's independence. The Committee discussed KPMG LLP's independence with representatives of KPMG LLP and the Committee accepted KPMG LLP's report on this matter.

     Based on the review and discussions referenced above, the Committee recommended to the Corporation's Board that the Corporation's audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 for filing with the Securities and Exchange Commission.

                                          Edwin A. Gee, Ph.D., Chairman
                                          Daryl K. Granner, M.D.
                                          G. Morgan Browne
                                          John H. French, II

                      REPORT OF THE COMPENSATION COMMITTEE

     It is a part of the responsibility of the Corporation's Compensation Committee (the "Committee") to exercise the power and authority of the Board of Directors with respect to the compensation of employees and to administer the Corporation's stock option plans. Consequently it is the Committee's responsibility to review compensation levels of members of management and to evaluate the performance of management.

     In evaluating the reasonableness of compensation paid to the Corporation's executive officers, the Committee takes into account how compensation compares to compensation paid by competing companies as well as the Corporation's performance. In making this determination, the Committee has relied in part on independent surveys of compensation of management of companies in the biotechnology and pharmaceutical areas.

     It is the Corporation's policy that the compensation of executive officers be based, in substantial part, on the Corporation's performance, as well as the individual contribution of each executive officer. As a result, much of an executive officer's compensation is "at risk" in the form of bonus and stock option compensation with target levels established by the Committee for each position relative to total cash compensation. For purposes of compensation decisions, the Committee measured the Corporation's performance and that of each executive officer in fiscal year 2001 against goals established by the Committee under the Corporation's Annual Business Plan prior to the start of the fiscal year. Based on individual performance and contributions, the Committee awarded the respective executive officers discretionary bonuses that fell within ranges established by the Committee prior to the start of the fiscal year. With respect to grants of stock options to executive officers, the Committee also took into account the responsibility of each officer and the existing stock options already held by such person.

     The base salary of Colin Goddard, Ph.D., Chief Executive Officer of the Corporation, for fiscal year 2001 was based on his rights under an employment agreement with the Corporation dated April 30, 1998 (the "Employment Agreement"). The Employment Agreement established a minimum base annual salary based on negotiations between the Board of Directors and Dr. Goddard in connection with his becoming an executive officer of the Corporation. The amount was raised on December 5, 2000 in recognition of the Corporation's performance and in order to be competitive with salaries being paid to other chief executive officers of similar companies.

     Under the Employment Agreement, Dr. Goddard is eligible for incentive bonus compensation at the discretion of the Board of Directors. Because the Corporation is in the development stage, the use of traditional performance standards (such as profit levels and return on equity) are not appropriate in the evaluation of Dr. Goddard's performance. For fiscal year 2001, the Committee awarded Dr. Goddard a bonus of $250,000. Dr. Goddard's salary increase and bonus were in recognition of the achievements of the Corporation in meeting its principal strategic objectives for the year. These were the successful execution of a co-development and marketing agreement for the Corporation's lead anti-cancer drug Tarceva(TM); the successful initiation of a broadband clinical development plan for Tarceva(TM), including the initiation of four Phase III clinical trials in non-small cell lung cancer and pancreatic cancer; the successful execution of a mergers and acquisitions and in-licensing program designed to broaden the Corporation's clinical pipeline in oncology and to add strength and depth of expertise in those areas of drug development and regulatory affairs necessary to execute effective drug development and registration programs; and initiation of a plan for the reorganization and consolidation of the Corporation's drug discovery research activities into two sites in New York and Oxford, England. The mergers and acquisitions and in-licensing program resulted in: (1) the acquisition of certain assets from Gilead Sciences, Inc., which include (a) a pipeline of three clinical oncology candidates and related intellectual properties, (b) rights to Gilead's leased facilities located in Boulder, Colorado, and (c) approximately one hundred twenty-one (121) employees to complement the Corporation's development and commercialization capabilities in oncology; (2) the acquisition of certain pre-clinical research operations of British Biotech plc, including the assumption of state-of-the-art research facilities in Oxford, England, extensive laboratory equipment, access to British Biotech's chemical libraries and approxi-mately sixty (60) research and administrative professionals; and (3) the return of rights to CP-609,754, a farnesyl transferase inhibitor, from Pfizer Inc.

                                          Edwin A. Gee, Ph.D., Chairman
                                          John H. French, II
                                          Walter M. Lovenberg, Ph.D.
                                          Sir Mark Richmond, Ph.D.
                                          John P. White

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph presents a five-year cumulative total return of the Corporation's common stock with the cumulative total return of the Nasdaq Pharmaceutical Index ("Nasdaq Peer Index") and the Nasdaq National Market Index ("Nasdaq Market Index") based on an assumed investment of $100 on October 1, 1996, in each case assuming reinvestment of all dividends.

[LINE GRAPH]

                                                           OSI
                                                    PHARMACEUTICALS,                                          NASDAQ MARKET
                                                          INC.                  NASDAQ PEER INDEX                 INDEX
                                                    ----------------            -----------------             -------------
1996                                                     100.00                      100.00                      100.00
1997                                                     122.54                      102.36                      135.92
1998                                                      32.75                       96.69                      141.25
1999                                                      64.08                      179.76                      228.51
2000                                                     788.73                      392.37                      312.59
2001                                                     366.20                      243.13                      128.07

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. John P. White, a director of OSI, is a partner of Cooper & Dunham LLP, a New York law firm specializing in patent, trademark and related intellectual property matters. Cooper & Dunham LLP regularly provides legal services to OSI. Professional fees paid or accrued by OSI to Cooper & Dunham LLP in the fiscal year ended September 30, 2001 did not exceed 5% of such law firm's gross revenues for its last full fiscal year.

     Dr. Viren Mehta, a director of OSI, is the managing member of Mehta Partners, LLC, a firm which provides financial advice to the pharmaceutical and biotechnology industries. Mehta Partners, LLC provides strategic and financial advisory services to OSI. Professional fees paid or accrued by OSI to Mehta Partners, LLC in the fiscal year ended September 30, 2001 did not exceed 5% of such firm's gross revenues for its last full fiscal year.

     Dr. Daryl K. Granner, a director of OSI, is director of Vanderbilt Diabetes Center, Vanderbilt University. In April 1998, OSI entered into a Collaborative Research, Option and Alliance Agreement with Vanderbilt University to conduct a collaborative research program and seek a corporate partner to fund a technology collaboration for the discovery and development of drugs to treat diabetes. The agreement was amended in August 1999 to include Tanabe Seiyaku Co., Ltd. as a party with respect to certain sections. OSI is to provide funding to Vanderbilt to conduct the research program. OSI will also pay to Vanderbilt a percentage of the revenues (milestone and royalty payments) it receives from Tanabe and any other third party which is commercializing products resulting from the research program. The percentage received by Vanderbilt will vary in accordance with the extent to which Vanderbilt technology and patents contributed to the product giving rise to such revenue. In October 1999, OSI paid Vanderbilt a one-time success fee of $500,000 in respect of OSI entering into a collaboration agreement with Tanabe.

     Dr. Walter M. Lovenberg, a director of OSI, was Chief Executive Officer and a director of Helicon Therapeutics, Inc. until December 1999. Mr. G. Morgan Browne, a director of OSI, is Chief Financial Officer of Cold Spring Harbor Laboratory. In July 1997, OSI, Cold Spring Harbor and Hoffmann-La Roche Inc. formed Helicon. In exchange for approximately 30% of Helicon's outstanding capital stock, OSI agreed to perform for Helicon $1 million of molecular screening services within one year and granted to Helicon a nonexclusive license with respect to certain screening technology. Cold Spring Harbor contributed a royalty-free license to commercialize certain technology relating to genes associated with long-term memory in exchange for a portion of Helicon's outstanding capital stock. Hoffmann-La Roche contributed cash for a portion of Helicon's outstanding capital stock. Certain individuals associated with Cold Spring Harbor hold the remaining outstanding capital stock of Helicon. The parties entered into various collaborative research and license agreements. Although the collaborations terminated in fiscal 1999, OSI continued to contribute funds to Helicon during fiscal 2000 and fiscal 2001 on an as-needed basis in amounts required to cover the costs of conducting research activities. OSI's net investment in Helicon was fully reserved in OSI's consolidated financial statements as of September 30, 2001. Effective as of August 15, 2001, the Corporation entered into a new compound screening and technology license agreement to provide molecular screening services to Helicon.

                ADOPTION OF THE 2001 INCENTIVE AND NON-QUALIFIED
                               STOCK OPTION PLAN

     Subject to stockholder approval as described in this Proxy Statement, the Board of Directors has approved a proposal to adopt the 2001 Incentive and Non-Qualified Stock Option Plan (the "2001 Plan") effective as of June 13, 2001.

DESCRIPTION OF THE 2001 PLAN

     The purpose of the 2001 Plan is to promote the interests of OSI by attracting and retaining outstanding individuals as directors, officers and other employees and consultants, by encouraging and enabling such persons to acquire a proprietary and financial interest in OSI through the acquisition and ownership of OSI's common stock.

     Under the 2001 Plan, OSI may grant incentive stock options ("ISOs") and stock options that do not qualify as ISOs (non-qualified stock options or "NSOs"). OSI has reserved 4,000,000 shares of its common stock for issuance pursuant to the exercise of options granted under the 2001 Plan, and as such, options for no more than that number of shares may be issued to any individual under the 2001 Plan. The number of shares reserved under the 2001 Plan, and the number of shares subject to any outstanding options, will be increased or decreased proportionately in the event of any stock dividends, splits, subdivisions or any other recapitalizations resulting in a more than five percent increase or decrease in the number of shares of common stock outstanding in any plan year. Any shares subject to an option which is canceled or not exercised within the exercise period may again be subject to an option grant. As of December 31, 2001, the market value of the securities reserved for issuance under the 2001 Plan was approximately $183 million dollars. No options have been granted under the 2001 Plan as of the date of this Proxy Statement.

     The 2001 Plan will be administered by a committee as appointed from time to time by the Board of Directors of OSI, which may be the Compensation Committee of the Board of Directors. The committee will have sole authority as to decisions regarding the 2001 Plan, although OSI may engage a third party to administer routine matters. The committee will determine to whom (within the class of eligible persons) and when the options will be granted, the number of shares to be subject to each option grant, the duration and price of each option, the time during which an option may be exercised, whether options will be treated as ISOs and, for the most part, other terms and conditions of the options. The committee may establish any rules and regulations it deems necessary to administer the 2001 Plan. All determinations and actions by the committee will be final and conclusive for all purposes.

     Participation in the 2001 Plan is limited to directors, officers, employees and consultants of OSI or a parent or subsidiary of OSI. Directors who are not also officers or employees may be granted only NSOs. As of December 31, 2001, approximately nine directors, seven officers who were not also directors, 360 employees who were not also officers, and 15 consultants were eligible to participate in the 2001 Plan.

     The 2001 Plan provides for automatic, formula-based grants of NSOs to directors who are not employees of OSI or the designees of third parties who are entitled to representation on the Board of Directors ("Non-Employee Directors"). Under the 2001 Plan, each individual who becomes a Non-Employee Director after the June 13, 2001 will receive an automatic grant of an NSO to purchase 30,000 shares of common stock upon the individual's initial election to the Board at a meeting of the stockholders ("Initial Option"). Each Initial Option vests one-half immediately upon grant, and one-half upon the Non-Employee Director's reelection to the Board for a second consecutive term.

     The 2001 Plan also provides for the automatic grant of an NSO upon reelection of a Non-Employee Director to subsequent Board terms ("Annual Options") according to a formula set forth under the 2001 Plan. In general, upon reelection to a one-year Board term, each Non-Employee Director automatically will be granted an NSO to purchase 7,500 shares of common stock. However, the formula in effect under the 1999 Plan will be grandfathered under the 2001 Plan in the case of individuals who were Non-Employee Directors prior to June 13, 2001. In the case of such a director, the director shall be granted an option for the greater of 7,500 shares or the amount determined as follows:

          SCHEDULE OF ANNUAL OPTION AWARDS UNDER GRANDFATHERED FORMULA

     NUMBER OF
       SHARES
     UNDERLYING
   ANNUAL OPTION
       AWARDS                               TIMING OF AWARDS
   -------------                            ----------------
20,000..............  On the date of the Non-Employee Director's reelection to a third one-year term;
20,000..............  On the date of the Non-Employee Director's reelection to a fourth one-year term;
15,000..............  On the date of the Non-Employee Director's reelection to a fifth one-year term;
15,000..............  On the date of the Non-Employee Director's reelection to a sixth one-year term;
10,000..............  On the date of the Non-Employee Director's reelection to a seventh one-year term;
10,000..............  On the date of the Non-Employee Director's reelection to an eighth one-year term; and
10,000..............  On the date of the Non-Employee Director's reelection to a ninth one-year term.

     Each Annual Option vests one-third upon the first anniversary of its date of grant (the "Grant Date"), with the remainder vesting ratably on a monthly basis over the succeeding 24 months.

     The exercise price of both the Initial Options and Annual Options (collectively, the "Formula Options") is equal to 100% of the fair market value of the common stock on the Grant Date. The Formula Options expire on the tenth anniversary of their respective Grant Dates, subject to the sooner expiration upon the occurrence of certain events set forth in the 2001 Plan which are generally applicable to all options granted under the 2001 Plan.

     Benefits attributable to future grants of Annual Options are not determinable since such benefits depend, in part, upon the price of OSI's common stock on the date of grant.

     The exercise price of ISOs granted under the 2001 Plan will not be less than 100% of the fair market value of the common stock on the date of the grant of such ISOs and not less than the par value of the common stock. The aggregate fair market value of the common stock with respect to which ISOs are first exercisable by a recipient in any calendar year (determined at the date of grant) may not exceed $100,000. In the case of an ISO granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Corporation (a "10% Stockholder"), the exercise price may not be less than 110% of the fair market value of the common stock on the date of the grant of such ISO. With respect to NSOs granted under the 2001 Plan, the committee will determine the exercise price at its discretion but in no case may the exercise price be less than the greater of the fair market value of the common stock on the date of the grant of such NSOs and the par value of such common stock.

     At the time of exercise of an option, the recipient must either pay to OSI the full purchase price of the shares in cash or, upon prior approval and conditions established by the committee, deliver to OSI shares owned by the recipient, the fair market value of which equals the purchase price of such shares on the date of exercise of the option. In addition, provided the committee in its discretion consents, an "in-the-money" non-qualified stock option may be exercised on a "cashless" basis in exchange for the issuance to the optionee (or other person entitled to exercise the option) of the largest whole number of shares having an aggregate value equal to the value of such option on the date of exercise.

     No ISO, and unless otherwise determined by the committee, no NSO issued under the 2001 Plan will be transferable otherwise than by will or the laws of descent and distribution. No stock acquired by a recipient upon exercise of an ISO granted under the 2001 Plan may be disposed of within two years from the date such ISO was granted, nor within one year after the transfer of such stock to the recipient, without the written consent of the Corporation. No stock acquired by a recipient upon exercise of an NSO granted under the 2001

Plan may be disposed of by the recipient within six months from the date such NSO was granted unless otherwise provided by the committee.

     Options granted under the 2001 Plan may not have exercise periods exceeding ten years from the date of grant. With respect to an ISO granted to a 10% Stockholder, such an option will be exercisable within five years from the date of grant. Any option granted under the 2001 Plan to a recipient subject to
Section 16 of the Exchange Act may be exercised only after six months from the date of its grant.

     The 2001 Plan was effective June 13, 2001, subject, however, to stockholder approval at the meeting, and will terminate on June 12, 2011 or on such earlier date as the Board of Directors may determine. After termination of the 2001 Plan, no grants may be effected; however, previously made grants will remain outstanding in accordance with their terms and conditions and the terms and conditions of the 2001 Plan.

     The 2001 Plan may be amended by the Board of Directors of OSI or the committee without the approval of the stockholders, provided that no action will be taken without the approval of the stockholders to increase the aggregate number of shares of common stock which may be issued or transferred under the 2001 Plan, materially increase the benefits accruing to the recipients under the 2001 Plan or materially modify the requirements as to eligibility for participants in the 2001 Plan.

FEDERAL INCOME TAX CONSEQUENCES UNDER THE 2001 PLAN

     The following is a brief description of the federal income tax consequences of stock options which may be granted under the 2001 Plan under present tax laws.

     Incentive Stock Options. There will be no federal income tax consequences to either the recipient or OSI upon the grant of an ISO. Except as described below, the recipient will not have to recognize any income upon the exercise of an ISO, and OSI will not be allowed any deduction, as long as the recipient does not dispose of the shares within two years from the date the ISO was granted or within one year from the date the shares were transferred to the recipient (the "holding period requirement"). Upon a sale of the shares after the holding period requirement is satisfied, the recipient will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such shares, but no deduction will be allowed to OSI. If a recipient disposes of shares before the holding period requirement is satisfied (which would require the Corporation's written consent), the recipient will recognize ordinary income in the year of disposition, and OSI will be entitled to a corresponding deduction, in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the option price of the shares or (b) the excess of the amount realized from such disposition over the option price of the shares. Where shares are sold before the holding period requirement is satisfied, the recipient will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise.

     A recipient may under certain circumstances be permitted to pay all or a portion of the option price of an ISO by delivering common stock of OSI. If the common stock delivered by a recipient as payment of the option price was acquired through a prior exercise of an ISO or an option granted under an employee stock purchase plan, and if the holding period requirement applicable to such common stock has not yet been met, the delivery of such common stock to OSI could be treated as a taxable sale or disposition of such stock. In general, where a recipient pays the option price of an ISO by delivering common stock of OSI, the recipient will have a zero tax basis in the shares received that are in excess of the number of shares of common stock delivered in payment of the option price.

     For alternative minimum tax purposes, regardless of whether the recipient satisfies the holding period requirement, the excess of the fair market value of the shares on the exercise date over the option price will be treated as a positive adjustment to the recipient's alternative minimum taxable income for the year the ISO is exercised. If the shares are disposed of in the year the ISO was exercised, however, the positive adjustment taken into account for alternative minimum tax purposes will not exceed the gain realized on such sale. Exercise of an ISO may thus result in liability for alternative minimum tax.

     An ISO will generally be treated as an NSO for federal income tax purposes if it is exercised more than three months after the recipient terminates his or her employment with OSI, provided that this three-month limitation will not apply if the employment terminates by reason of the recipient's death. Under the 2001 Plan, an ISO will terminate 90 days after the recipient terminates employment, except in the case of a termination resulting from death or retirement. In the case of a recipient who retires, an option will not be treated as an ISO for federal income tax purposes (and will instead be treated as an NSO) if such option is exercised more than three months after the termination of employment.

     Non-Qualified Stock Options. There will be no federal income tax consequences to either the recipient or OSI upon the grant of an NSO. Upon the exercise of an NSO, the recipient will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each share on the date of exercise over the option price, and OSI generally will be entitled to a federal income tax deduction of the same amount.

     If a recipient pays the option price of an NSO by surrendering common stock of OSI held by the recipient, then, to the extent the shares received upon exercise of the option do not exceed the number of shares delivered, the recipient will be treated as making a tax-free exchange of stock and the new shares received will have the same tax basis and holding period requirement as the shares given up. In such case, the recipient will recognize ordinary compensation income in an amount equal to the fair market value of the shares received in excess of the shares delivered in payment of the option price. The basis of such additional shares will equal their fair market value on the date the option was exercised. If a recipient exercises an NSO on a cashless basis as permitted under the 2001 Plan, the recipient will recognize compensation income equal to the fair market value of the shares received and the recipient's initial tax basis in such shares will equal their fair market value.

     THE BOARD OF DIRECTORS DEEMS THE ABOVE PROPOSAL TO BE IN THE BEST INTERESTS OF OSI AND RECOMMENDS A VOTE "FOR" ADOPTION OF THE 2001 PLAN.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of KPMG LLP, independent certified public accountants, has audited the consolidated financial statements of OSI for several years and the Board of Directors desires to continue the services of this firm for the current fiscal year. Accordingly, the Board recommends that the stockholders vote FOR the ratification of the appointment by the Board of Directors of the firm of KPMG LLP to audit the consolidated financial statements of OSI for the current fiscal year.

     AUDIT FEES: KPMG LLP billed the Corporation an aggregate of $152,400 in fees for professional services rendered in connection with the audit of the Corporation's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Corporation's quarterly reports on Form 10-Q during the fiscal year ended September 30, 2001.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: KPMG LLP did not provide the Corporation with any Financial Information Systems Design and Implementation services during the year ended September 30, 2001.

     ALL OTHER FEES: KPMG LLP billed the Corporation an aggregate of $484,050 in fees for other services.

     The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence.

     Representatives of KPMG LLP are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so. If the stockholders do not ratify the appointment of this firm, the appointment of another firm of independent certified public accountants will be considered by the Board of Directors.

     THE BOARD OF DIRECTORS DEEMS THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE AUDITORS FOR OSI TO BE IN OSI'S BEST INTERESTS AND RECOMMENDS A VOTE "FOR" SUCH RATIFICATION.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file.

     Based solely on OSI's review of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, OSI believes that, during the fiscal year ended September 30, 2001, its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them.

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to submit proposals to be included in the Corporation's Proxy Statement for the Annual Meeting of Stockholders to be held in 2003 must submit their proposals to the Secretary of the Corporation at 58 South Service Road, Suite 110, Melville, New York 11747 not later than Monday, October 7, 2002. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the SEC.

     Stockholders who intend to present proposals at the Corporation's Annual Meeting of Stockholders to be held in 2003, and not intending to have such proposals included in the Proxy Statement for that meeting must submit their proposal to the Secretary of the Corporation at 58 South Service Road, Suite 110, Melville, New York 11747 not later than Friday, December 20, 2002. If notification of a stockholder proposal is not received by the above date, the proposal may not be presented.

                                          By Order of the Board of Directors,

                                          /s/ ROBERT L. VAN NOSTRAND



                                          ROBERT L. VAN NOSTRAND
                                          Secretary

February 4, 2002

                               LIST OF APPENDICES

                                                              APPENDIX
                                                              --------
2001 Incentive and Non-Qualified Stock Option Plan..........     A
Proxy Card..................................................     B

                                                                      APPENDIX A


                            OSI PHARMACEUTICALS, INC.
                        2001 INCENTIVE AND NON-QUALIFIED
                                STOCK OPTION PLAN

1.       Purpose

                  The purpose of this 2001 Incentive and Non-Qualified Stock Option Plan (the "Plan") is to encourage and enable selected management, other employees, directors (whether or not employees), and consultants of OSI Pharmaceuticals, Inc. (the "Company") or a parent or subsidiary of the Company to acquire a proprietary interest in the Company through the ownership of common stock, par value $.01 per share (the "Common Stock"), of the Company. Such ownership will provide such employees, directors, and consultants with a more direct stake in the future welfare of the Company, and encourage them to remain with the Company or a parent or subsidiary of the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment with, or become associated with, the Company or a parent or subsidiary of the Company. Pursuant to the Plan, the Company may grant
         (i) "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) stock options that do not qualify as incentive stock options ("non-qualified stock options"). No option granted under the Plan shall be treated as an incentive stock option unless the stock option agreement which evidences the grant refers to such option as an incentive stock option and such option satisfies the requirements of Section 422 of the Code.

                  As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Company as the term is defined in Section 424 of the Code (determined as if the Company were the employer corporation).

2.       Administration of the Plan

                  The Plan shall be administered by a committee (the "Committee") as appointed from time to time by the Board of Directors of the Company, which may be the Compensation Committee of the Board of Directors. Except as otherwise specifically provided herein, no person, other than members of the Committee, shall have any discretion as to decisions regarding the Plan. The Company may engage a third party to administer routine matters under the Plan, such as establishing and maintaining accounts for Plan participants and facilitating transactions by participants pursuant to the Plan.

                  In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretations and decisions made by the Committee with regard to any question arising under the Plan shall be final and conclusive on all persons participating or eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee shall determine the terms of all options granted pursuant to the Plan, including, but not limited to, the persons to whom, and the time or times at which, grants shall be made, the number of shares to be covered by each option, the duration of options, the exercisability of options, whether options shall be treated as incentive stock options, and the option price.

3.       Shares of Stock Subject to the Plan

                  Except as provided in paragraphs 6(h), 6(i) and 7 hereof, the number of shares that may be issued or transferred pursuant to the exercise of options granted under the Plan shall not exceed 4,000,000 shares of Common Stock. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be subject to an option right under the Plan. The aggregate Fair Market Value, as defined in paragraph 6(k) below (determined at the time the option is granted), of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Plan and all plans of the Company and any parent or subsidiary of the Company) shall not exceed $100,000.

4.       Eligibility

                  Incentive stock options may be granted only to management and other employees who are employed by the Company or a parent or subsidiary of the Company. Incentive stock options may be granted to a director of the Company or a parent or subsidiary of the Company, provided that the director is also an officer or employee. Non-qualified stock options may be granted to directors, officers, employees and consultants of the Company.

5.       Granting of options

                  No options pursuant to this Plan may be granted after the close of business on June 12, 2011. The date of the grant of any option shall be the date on which the Committee authorizes the grant of such option.

6.       Options

                  Options shall be evidenced by stock option agreements in such form, consistent with the Plan, as the Committee shall approve from time to time, which agreements need not be identical and shall be subject to the following terms and conditions:

                           (a) Option Price. The purchase price under each
                  incentive stock option shall be not less than 100% of the Fair Market Value of the Common Stock at the time the option is granted and not less than the par value of the Common Stock. In the case of an incentive stock option granted to an employee owning, actually or constructively under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "10% Stockholder") the option price shall not be less than 110% of the Fair Market Value of the Common Stock at the time of the grant. The purchase price under each non-qualified stock option shall be specified by the Committee, but shall in no case be less than the greater of the Fair Market Value of the Common Stock at the time the option is granted and the par value of such Common Stock.

                           (b) Medium and Time of Payment. Stock purchased
                  pursuant to the exercise of an option shall at the time of purchase be paid for in full in cash, or, upon conditions established by the Committee, by delivery of shares of Common Stock owned by the recipient. If payment is made by the delivery of shares, the value of the shares delivered shall be the Fair Market Value of such shares on the date of exercise of the option. In addition, if the Committee consents in its sole discretion, an "in the money" non-qualified stock option may be exercised on a "cashless" basis in exchange for the issuance to the optionee (or other person entitled to exercise the option) of the largest whole number of shares having an aggregate value equal to the value of such option on the date of exercise. For this purpose, the value of the shares delivered by the Company and the value of the option being exercised shall be determined based on the Fair Market Value of the Common Stock on the date of exercise of the option. Upon receipt of payment and such documentation as the Company may deem necessary to establish compliance with the Securities Act of 1933, as amended (the "Securities Act"), the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the option, deliver to the person exercising the option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of an option or options that the optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) the Company or any subsidiary is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise, including any federal, state, or local withholding taxes.

                           (c) Waiting Period. The waiting period and time for
                  exercising an option shall be prescribed by the Committee in each particular case; provided, however, that no option may be exercised after 10 years from the date it is granted. In the case of an incentive stock option granted to a 10% Stockholder, such option, by its terms, shall be exercisable only within five years from the date of grant.

                           (d) Rights as a Stockholder. A recipient of options
                  shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                           (e) Non-Assignability of Options. No incentive stock
                  option and, except as may otherwise be specifically provided by the Committee, no non-qualified stock options, shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution. During the lifetime of a recipient, incentive stock options and, except as may otherwise be specifically provided by the Committee, non-qualified stock options, shall be exercisable only by such recipient. If the Committee approves provisions in any particular case allowing for assignment or transfer of a non-qualified stock option, then such option will nonetheless be subject to a six-month holding period commencing on the date of grant during which period the recipient will not be permitted to assign or transfer such option, unless the Committee further specifically provides for the assignability or transferability of such option during this period. See paragraph 8 hereof for restrictions on sale of shares.

                           (f) Effect of Termination of Employment. If a
                  recipient's employment (or service as an officer, director or consultant) shall terminate for any reason, other than death or Retirement (as defined below), the right of the recipient to exercise any option otherwise exercisable on the date of such termination shall expire unless such right is exercised within a period of 90 days after the date of such termination. The term "Retirement" shall mean the voluntary termination of employment (or service as an officer, director or consultant) by a recipient who has attained the age of 55 and who has completed at least five years of service with the Company. If a recipient's employment (or service as an officer, director or consultant) shall terminate because of death or Retirement, the right of the recipient to exercise any option otherwise exercisable on the date of such termination shall be unaffected by such termination and shall continue until the normal expiration of such option. Notwithstanding the foregoing, the tax treatment available pursuant to Section 421 of the Code upon the exercise of an incentive stock option will not be available in connection with the exercise of any incentive stock option more than three months after the date of termination of such option recipient's employment due to Retirement. Option rights shall not be affected by any change of employment as long as the recipient continues to be employed by either the Company or a parent or subsidiary of the Company. In no event, however, shall an option be exercisable after the expiration of its original term as determined by the Committee pursuant to subparagraph 6(c) above. The Committee may, if it determines that to do so would be in the Company's best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of employment with the Company for any reason, upon such terms and conditions as the Committee determines to be appropriate. Nothing in the Plan or in any option agreement shall confer any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the employment of a recipient at any time.

                           (g) Leave of Absence. In the case of a recipient on
                  an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall an option be exercisable after 10 years from the date it is granted.

                           (h) Recapitalization. In the event that dividends
                  payable in Common Stock during any fiscal year of the Company exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of the year, or in the event there is during any fiscal year of the Company one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than five percent of the shares outstanding at the beginning of the year, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any options theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year that do not exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of the Plan. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

                           (i) Sale or Reorganization. In case the Company is
                  merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or appropriate options to purchase stock of the merged, consolidated, or otherwise reorganized corporation, provided only that such substitution of options shall, with respect to incentive stock options, comply with the requirements of Section 424(a) of the Code, or
                  (ii) give written notice to optionees that their options, which will become immediately exercisable notwithstanding any waiting period otherwise prescribed by the Committee, must be exercised within 30 days of the date of such notice or they will be terminated.

                           (j) General Restrictions. Each option granted under
                  the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue, transfer, or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

                           The Company shall not be obligated to sell or issue
                  any shares of Common Stock in any manner in contravention of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Securities and Exchange Commission, any state securities law, the rules and regulations promulgated thereunder or the rules and regulations of any securities exchange or over the counter market on which the Common Stock is listed or in which it is included for quotation. The Board of Directors may, in connection with the granting of each option, require the individual to whom the option is to be granted to enter into an agreement with the Company stating that as a condition precedent to each exercise of the option, in whole or in part, he shall, if then required by the Company, represent to the Company in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Committee may prescribe. Such agreements may also, in the discretion of the Committee, contain provisions requiring the forfeiture of any options granted and/or Common Stock held, in the event of the termination of employment or association, as the case may be, of the optionee with the Company. Upon any forfeiture of Common Stock pursuant to an agreement authorized by the preceding sentence, the Company shall pay consideration for such Common Stock to the optionee, pursuant to any such agreement, without interest thereon.

                           (k) "Fair Market Value." Fair Market Value for all
                  purposes under the Plan shall mean the closing price of shares of Common Stock, as reported in The Wall Street Journal, in the NASDAQ National Market Issues or similar successor consolidated transactions reports (or a similar consolidated transactions report for the exchange on which the shares of Common Stock are then trading) for the relevant date, or if no sales of shares of Common Stock were made on such date, the average of the high and low sale prices of shares as reported in such composite transaction report for the preceding day on which sales of shares were made. If the shares are not listed on a national securities exchange or included for quotation in the NASDAQ National Market System at the time Fair Market Value is to be determined, then Fair Market Value shall be determined by the Committee in good faith pursuant to such method as to the Committee deems appropriate and equitable. Under no circumstances shall the Fair Market Value of a share of Common Stock be less than its par value.

7.       Termination and Amendment of the Plan

                  The Board of Directors or the Committee shall have the right to amend, suspend, or terminate the Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of a recipient under any option right theretofore granted under the

         Plan; and, provided, further, that unless first duly approved by the stockholders of the Company entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in subparagraphs 6(h) and 6(i), no amendment or change shall be made in the Plan increasing the total number of shares which may be issued or transferred under the Plan, materially increasing the benefits to Plan participants or modifying the requirements as to eligibility for participation in the Plan.

8.       Restriction on Sale of Shares

                  Without the written consent of the Company, no stock acquired by an optionee upon exercise of an incentive stock option granted hereunder may be disposed of by the optionee within two years from the date such incentive stock option was granted, nor within one year after the transfer of such stock to the optionee; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code, shall not be deemed to be such a disposition. The optionee shall make appropriate arrangements with the Company for any taxes which the Company is obligated to collect in connection with any such disposition, including any federal, state, or local withholding taxes.

                  No stock acquired by an optionee upon exercise of a non-qualified stock option granted hereunder may be disposed of by the optionee (or other person eligible to exercise the option) within six months from the date such non-qualified stock option was granted, unless otherwise provided by the Committee.

9.       Effective Date of the Plan

                  This Plan is effective as of June 13, 2001; provided, however, that the Plan be approved by the stockholders of the Company at the 2002 Annual Meeting of Stockholders. If the Plan is not approved by the stockholders, the Plan and options granted hereunder shall thereupon terminate. In any event, the Plan shall terminate on June 12, 2011, or on such earlier date as the Board of Directors or the Committee may determine. Any option outstanding at the termination date shall remain outstanding until it has either expired or has been exercised.

10.      Compliance with Rule 16b-3

                  With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors. To the extent any provision of the Plan or action by the Committee (or any other person on behalf of the Committee or the Company) fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

11.      Automatic Grant of Options to Non-Employee Directors

                           (a) Each director, who is not also an employee of the
                  Company or any of its affiliates, or the designee of any stockholder of the Company pursuant to a right to designate one or more directors (an "Eligible Director") who first becomes an Eligible Director on or after June 13, 2001, shall automatically be awarded a grant of 30,000 non-qualified stock options upon his or her initial election to the Board of Directors. An Eligible Director receiving an initial option grant under this Section 11(a) shall not be eligible for an initial grant of option under any other stock option plan maintained by the Company. Such options shall vest and be exercisable solely in accordance with the following schedule:

                           (i) The options may be exercised with respect to a maximum of one-half of the option shares during the twelve-month period beginning after the date of grant.

                           (ii) The options may be exercised with respect to all of the option shares upon the Eligible Director's reelection to the Board of Directors for a second consecutive term.

                           (iii) The options will expire and will no longer be exercisable as of the tenth anniversary of the date of grant, subject to sooner expiration upon the occurrence of certain events as provided elsewhere in this Plan.

                           (b) In addition to the grant provided in subsection
                  (a), each Eligible Director who first became an Eligible Director on or after June 13, 2001 shall automatically be awarded a grant of non-qualified stock options upon each reelection of such Eligible Director to a subsequent, successive term, in the amount of an option for 7,500 shares.

                           (c) Except to the extent an option is granted under
                  any automatic grant provision of any other stock option plan maintained by the Company, each Eligible Director who first became an Eligible Director prior to June 13, 2001 shall automatically be awarded a grant of non-qualified stock options upon the reelection of such Eligible Director to a third or subsequent, successive term, in the amount and at the times hereinafter set forth. The number of options to which each Eligible Director shall be entitled pursuant to this subsection (c) shall be as follows:

                           (i)      20,000 on the date of the Eligible
                                    Director's reelection to a third one-year term;

                           (ii)     20,000 on the date of the Eligible
                                    Director's reelection to a fourth one-year term;

                           (iii)    15,000 on the date of the Eligible
                                    Director's reelection to a fifth one-year term;

                           (iv)     15,000 on the date of the Eligible
                                    Director's reelection to a sixth one-year term;

                           (v)      10,000 on the date of the Eligible
                                    Director's reelection to a seventh one-year term;

                           (vi) 10,000 on the later of the date of the annual meeting of stockholders in 2000, or the date of the Eligible Director's reelection to an eighth one-year term;

                           (vii) 10,000 on the later of the date of the annual meeting of stockholders in 2001, or the date of the Eligible Director's reelection to a ninth one-year term; and

                           (viii) 7,500 on the date of the Eligible Director's reelection to a tenth one-year term and on each successive reelection to a one-year term thereafter.

                           (d) Options granted pursuant to subsections (b) or
                  (c) shall vest and be exercisable solely in accordance with the following schedule:

                           (i) The options shall not be exercisable during the twelve-month period beginning after the date of grant.

                           (ii) The options may be exercised with respect to one-third of the option shares after the expiration of twelve months from the date of grant.

                           (iii) The remaining two-thirds of the options shall vest and become exercisable ratably on a monthly basis over the two-year period commencing one year from the date of grant and ending three years from the date of grant.

                           (iv) The options will expire and will no longer be exercisable as of the tenth anniversary of the date of grant, subject to sooner expiration upon the occurrence of certain events as provided elsewhere in this Plan.

                           (e) The option price for all options awarded under
                  this Section 11 shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant.

12.      Options granted to employees and directors of any subsidiary in the UK


                  In addition to the provisions of paragraphs 1 to 11 (inclusive) above, the provisions of this paragraph 12 shall apply as herein set out to options granted to employees and directors of any subsidiary in the United Kingdom. The provisions of this paragraph 12 enable the Plan to be used in a tax efficient manner in the United Kingdom.

                           (a) In this paragraph 12 the following terms have the
                  meanings ascribed to them:

                  "Election" means an election in the form envisaged in Paragraph 3B(1) of Schedule 1 to SSCBA and acceptable to the UK Subsidiary to the effect that any Secondary NIC arising on the exercise, assignment or release of a UK Option shall be the liability of the recipient and not the liability of the UK Subsidiary

                  "Independent Transfer Agent" means any person (other than the Company or any company affiliated with the Company or any individual affiliated with any such company) who is registered as a broker-dealer with the U.S. Securities and Exchange Commission and who is thereby able to sell and transfer shares in the Company on behalf of the Optionholder

                  "Optionholder" means an employee or director of the UK Subsidiary who is the holder of a UK Option

                  "Secondary NIC" means secondary national insurance contributions as defined in the SSCBA

                  "SSCBA" means the Social Security Contributions and Benefits Act 1992 of the United Kingdom

                  "UK Option" means an option granted to an employee of the UK Subsidiary

                  "UK Subsidiary" means OSI Pharmaceuticals (UK) Limited (a company incorporated in England under company number 1709877) and any other UK Subsidiary of the Company from time to time.

                           (b) To the extent that it is lawful to do so, a UK
                  Option may be granted subject to a condition that any liability of the UK Subsidiary (as employer or former employer of the relevant Optionholder) to pay Secondary NIC in respect of the exercise, assignment or release of that UK Option shall be the liability of the relevant Optionholder and payable by that Optionholder and that the Optionholder shall not be entitled to exercise the UK Option until he has entered into an Election to that effect when required to do so by the UK Subsidiary provided that the Committee may in its discretion at any time or times release the Optionholder from this liability or reduce his liability thereunder unless that Election has been entered into between the UK Subsidiary and that Optionholder and that Election (or the legislation which provides for such an Election to be effective) does not allow for such an Election to be subsequently varied.

                           (c) If a UK Option is granted subject to the
                  condition referred to in paragraph 11(b) above then the Optionholder shall by completing the Election grant to the UK Subsidiary (as employer or former employer of the relevant Optionholder) the irrevocable authority, as agent of the Optionholder and on his behalf, to appoint an Independent Transfer Agent, to act as agent of the Optionholder and on his behalf, to sell or procure the sale of sufficient of the Stock subject to the UK Option and remit the net sale proceeds to the UK Subsidiary so that the net proceeds payable to the UK Subsidiary are so far as possible equal to but not less than the amount of the Secondary NIC for which the Optionholder is liable under the terms of the Election and the UK Subsidiary shall account to the Optionholder for any balance.

                                    No Stock shall be allotted or transferred to
                  the Optionholder by the Company until the UK Subsidiary has received an amount in cash equal to the amount of the Secondary NIC for which the Optionholder is liable under the terms of the Election.

                           (d) If a UK Option is exercised and the Optionholder
                  is liable to tax duties or other amounts on such exercise and the UK Subsidiary (as his employer or former employer) is liable to make a payment to the appropriate authorities on account of that liability then the Optionholder shall by having completed the Option Agreement grant to the UK Subsidiary (as employer or former employer of the relevant Optionholder) the irrevocable authority, as agent of the Optionholder and on his behalf, to appoint an Independent Transfer Agent, to act as agent of the Optionholder and on his behalf, to sell or procure the sale of sufficient of the Shares subject to the UK Option and remit the net sale proceeds to the UK Subsidiary so that the net proceeds payable to the UK Subsidiary are so far as possible equal to but not less than the amount payable to the appropriate authorities and the UK Subsidiary shall account to the Optionholder for any balance.

                                    No Stock shall be allotted or transferred to
                  the Optionholder by the Company until the UK Subsidiary has received an amount in cash equal to the amount of any liability of the UK Subsidiary referred to in this paragraph
                  (d).

                                                                      APPENDIX B

                            OSI PHARMACEUTICALS, INC.

                                      PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 13, 2002


    THIS PROXY IS SOLICITED ON BEHALF OF THE CORPORATION'S BOARD OF DIRECTORS

         The undersigned hereby appoints Colin Goddard, Ph.D. and Robert L. Van Nostrand, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all shares of Common Stock of OSI Pharmaceuticals, Inc. (the "Corporation") held of record by the undersigned on January 23, 2002 at the annual meeting of stockholders to be held on March 13, 2002, or any adjournment thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS, "FOR" THE PROPOSAL TO ADOPT THE CORPORATION'S 2001 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS. The shares represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACES PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

           (Continued and to be dated and signed on the reverse side.)


                                      OSI PHARMACEUTICALS, INC.
                                      P. O. BOX 11097
                                      NEW YORK, N.Y.  10203-0097

1.  Election of Directors (Term to       FOR all nominees    /  /     WITHHOLD AUTHORITY to vote       /  /     *EXCEPTIONS    /  /
     expire at next Annual Meeting)      listed below                 for all nominees listed below

Nominees:         Colin Goddard, Ph.D., Edwin A. Gee, Ph.D., G. Morgan Browne,
                  John H. French, II, Daryl K. Granner, M.D., Walter M.
                  Lovenberg, Ph.D., Viren Mehta, Sir Mark Richmond, John P.
                  White.


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR WHOM AUTHORITY TO VOTE IS NOT WITHHELD. *Exceptions
                      ----------------------------------------------------------

2. PROPOSAL TO ADOPT THE CORPORATION'S 2001 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN.

         FOR     / /    AGAINST    / /    ABSTAIN    / /

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent public accountants of the Corporation for the fiscal year ending September 30, 2002.

         FOR     / /    AGAINST    / /    ABSTAIN    / /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and matters incident to the conduct of the meeting.

Change of Address or Comments Mark Here    / /

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.

Dated:                         , 2002
       ------------------------

                               (SEAL)
-------------------------------
     Signature

                               (SEAL)
-------------------------------
     Signature if held jointly

Votes MUST be indicated (x) in Black or Blue ink. /x/

(Please mark, sign, date and return this proxy in the enclosed postage prepaid envelope.)


                                      -2-